UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2017

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10 Chemin de Blandonnet
1214 Vernier, Geneva
Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant's telephone number, including area code: + 41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction А.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐Pre-commencement communications pursuant to Rule 13е-4(с) under the Exchange Act (17 CFR 240.1 3е-4(с))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01. Other Events.

On May 5, 2017, one of our indirect subsidiaries (the “issuer”) completed an offering to institutional investors of an aggregate principal amount of $410 million of 5.52% Senior Secured Notes due May 31, 2022 (the “5.52% Senior Secured Notes”).  The issuer received aggregate cash proceeds of $403 million, net of costs, which will be used primarily to finance the construction cost of the ultra-deepwater drillship Deepwater Conqueror (the “collateral rig”).  The issuer will pay interest on the 5.52% Senior Secured Notes quarterly on the last business day of March, June, September and December of each year, beginning September 29, 2017.  The issuer may redeem all or a portion of the 5.52% Senior Secured Notes at any time (i) on or prior to December 31, 2021, at a price equal to 100 percent of the aggregate principal amount plus, subject to certain exceptions related to the drilling contract for the collateral rig, a make whole provision or (ii) after December 31, 2021, at a price equal to 100 percent of the aggregate principal amount, without a make whole provision.  In addition, the issuer will be required to redeem or to offer to redeem the 5.52% Senior Secured Notes at a price equal to 100 percent of the aggregate principal amount upon the occurrence of certain events related to the collateral rig and the related drilling contract, certain of which require payment of a make whole provision.  The issuer may redeem all of the 5.52% Senior Secured Notes at a price equal to 100 percent of the aggregate principal amount, without a make whole provision, upon the occurrence of certain events related to the collateral rig and the related drilling contract.  The 5.52% Senior Secured Notes are secured by the assets and earnings associated with the collateral rig, the equity of the issuer and the equity of our subsidiaries that own and operate the collateral rig, and certain related assets. Neither Transocean Ltd. nor Transocean Inc. guaranteed the obligations of the issuer under the 5.52% Senior Secured Notes.

The agreements governing the terms of the 5.52% Senior Secured Notes contains covenants that, among other things, limit the ability of the issuer, the collateral rig owner and the collateral rig operator from (i) engaging in certain transactions with us and other affiliates, (ii) consolidating, merging or selling certain property, (iii) engaging in certain lines of business, (iii) modifying the collateral rig or the related drilling contract, (iv) making distributions to their shareholders, (v) incurring liens and indebtedness, and (vi) making certain investments, as well as require that the issuer, the collateral rig owner and the collateral rig operator take certain steps to maintain their separate legal identity.  The agreement governing the terms of the 5.52% Senior Secured Notes also contains customary events of default.  Indebtedness under the 5.52% Senior Secured Notes may be accelerated in certain circumstances upon an event of default as set forth in the agreement.

The 5.52% Senior Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law, and unless so registered, the 5.52% Senior Secured Notes may not be offered or sold in the United States, except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Number	Description
99.1	Press Release Announcing Offering

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: May 5, 2017	By:	/s/ Daniel Ro-Trock
Daniel Ro-Trock
Authorized Person

Index to Exhibits

Irst Qu
Number	Description
99.1	Press Release Announcing Offering